Exhibit 4.10

EIGHTH AMENDMENT TO AMENDED AND RESTATED AGENTED
REVOLVING CREDIT AGREEMENT

THIS EIGHT AMENDMENT TO AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of February 28, 2009, by and among COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), BANK OF ARKANSAS, N.A., FIRST STATE BANK OF NORTHWEST ARKANSAS, ENTERPRISE BANK & TRUST, ARVEST BANK, CITIZENS BANK AND TRUST COMPANY, and COMMERCE BANK, N.A. (each individually a “Bank” and collectively the “Banks”), and BANK OF ARKANSAS, N.A., as agent for the Banks hereunder (in such capacity the “Agent”).

RECITALS

A.            Reference is made to the Amended and Restated Agented Revolving Credit Agreement dated as of June 23, 2005, and amended September 30, 2005, October 31, 2005, February 24, 2006, April 28, 2006, December 31, 2006, May 16, 2008, and December 15, 2008 (as amended, the "Colonial Credit Agreement"), by and among Borrower, the Banks party thereto, and Agent, pursuant to which a $41,500,000 Revolving Line of Credit exists in favor of Borrower.

B.             Borrower and Banks have agreed that certain modifications shall be made to the Colonial Credit Agreement to include provisions related to rate management transactions.  Terms used herein shall have the meanings given in the Colonial Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, the parties agree to the following.

1.             Amendments to Colonial Credit Agreement. The Colonial Credit Agreement is amended as follows.

1.1.           In Section 1.01, the defined term “Borrowing Base” is hereby deleted and replaced with the following:

“’Borrowing Base” means, as of the date of determination, the remainder of (a) the amount determined by multiplying the Advance Rate by the Net Eligible Contract Payments then outstanding, minus (b) $10,000,000 plus the outstanding balance of the $10,000,000 Promissory Note payable by America’s Car Mart, Inc. and Texas Car-Mart, Inc. to Bank of Oklahoma plus $2,100,000.”

2.             Conditions Precedent.  The obligations of the Bank to perform under the Colonial Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

2.1.           Borrower shall execute and deliver this Amendment.

2.2.           Borrower shall execute and deliver any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

2.3.           No Default or Event of Default exists or will result from the execution and delivery of this Amendment.

3.             Representations and Warranties.  Borrower hereby ratifies and confirms all representations and warranties set forth in the Colonial Credit Agreement, and all other Loan Documents, other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

4.             Ratification.  Borrower hereby ratifies and confirms the Colonial Credit Agreement, and all instruments, documents, and agreements executed by Borrower in connection therewith, and confirms that no Default exists thereunder.

5.             Ratification of Security Agreements.  Borrower and each Guarantor hereby (i) ratifies and confirms its respective Security Agreement dated June 23, 2005, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations secured thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

6.             Ratification of Guaranties.  Each Guarantor hereby (i) ratifies and confirms its respective Guaranty Agreement, (ii) confirms that no Default exists thereunder, and (iii) acknowledges and agrees that the obligations guaranteed thereunder shall include all Rate Management Obligations of Borrower, as defined herein.

7.             Ratification of Subordination Agreements.  ACM and ACM-Texas each hereby ratifies and confirms its respective Subordination Agreement, and confirms that it remains in full force and effect and, further, acknowledges and agrees that the Superior Obligations (as defined therein) shall include all Rate Management Obligations of Borrower, as defined herein.

8.             Governing Law.  This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

9.            Multiple Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.           Costs, Expenses and Fees.  Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

[Signature pages follow.]

“BORROWER”

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By	\s\ William H. Henderson

William H. Henderson, President

“GUARANTORS” and
“SUBORDINATING PARTIES”

AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc.

By	\s\ Jeffrey A. Williams

Jeffrey A. Williams, Vice President

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By	\s\ Jeffrey A. Williams

Jeffrey A. Williams, Vice President

[Signature Page to Eighth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated February 28, 2009]

STATE OF ARKANSAS	)
	) ss:	ACKNOWLEDGMENT
COUNTY OF BENTON	)

On this day, before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named JEFFREY A.  WILLIAMS, to me personally well known, and stated and acknowledged that he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of AMERICA’S CAR MART, INC., an Arkansas corporation, TEXAS CAR-MART, INC., a Texas corporation, and AMERICA’S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc., and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 5th day of March, 2009.

\s\ Brenda J. Rogers
Notary Public
My commission expires:

2/28/2017
(S E A L)

STATE OF ARKANSAS	)
	) ss:	ACKNOWLEDGMENT
COUNTY OF BENTON	)

On this day, before me, the undersigned, a Notary Public, within and for the County and State aforesaid, duly qualified, commissioned and acting, the within named William H. Henderson, to me personally well known, and stated and acknowledged that he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of COLONIAL AUTO FINANCE, INC.,  an Arkansas corporation, and further stated and acknowledged that he had so signed, executed and delivered said foregoing instrument for the consideration and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 5th day of March, 2009.

\s\ Brenda J. Rogers
Notary Public
My commission expires:

2/28/2017
(S E A L)

“BANKS”

Revolving Credit Commitment:	BANK OF ARKANSAS, N.A.
$10,000,000
Principal Office and Lending Office:	By	\s\ Jeffrey R. Dunn
P.O. Box 1407		Jeffrey R. Dunn, President & CEO
Fayetteville, AR 72702-1404
Attention: Jeffrey R. Dunn
jdunn@bankofarkansas.com

[Signature Page to Eighth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated February 28, 2009]

Revolving Credit Commitment:	COMMERCE BANK, N.A.
$12,000,000

Principal Office and Lending Office:
1000 Walnut St., BB17-1
Kansas City, MO 64106
Attention: Kyle Area	By	\s\ Kyle Area
E-mail: karea@commercebank.com		Kyle Area, Vice President
Regional Banking

[Signature Page to Eighth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated February 28, 2009]

Revolving Credit Commitment:	ENTERPRISE BANK & TRUST
$6,000,000

Principal Office and Lending Office:
12695 Metcalf Ave.
Overland Park, KS 66213	By	\s\ Paul Tymosko
Attention: Paul Tymosko		Paul Tymosko,
Senior Vice President

[Signature Page to Eighth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated February 28, 2009]

Revolving Credit Commitment:	FIRST STATE BANK OF NORTHWEST ARKANSAS
$1,500,000

Principal Office and Lending Office:
P.O. Box 1807
Fayetteville, Arkansas 72702	By	\s\ Curtis Hutchins
Attn: Curtis Hutchins		Curtis Hutchins,
President/Chief Executive
E-mail: chutchins@fsbnwa.com		Officer

[Signature Page to Eighth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated January 31, 2009]

Revolving Credit Commitment	ARVEST BANK
$5,000,000

Principal Office and Lending Office:
502 S. Main
Tulsa, Oklahoma 74103	By	\s\ Kevin Lackner
Attn: Kevin Lackner		Kevin Lackner
klackner@arvest.com		Title: Senior Vice President

[Signature Page to Eighth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated February 28, 2009]

Revolving Credit Commitment:	Citizens Bank and Trust Company
$7,000,000

Principal Office and Lending Office:
2900 NE Brooktree Lane, Suite 200
Gladstone, MO 64119	By:	\s\ Julia Harvala
Attn: Julia Harvala		Name: Julia Harvala
E-mail: jharvala@cbcfamily.com		Title: Senior Vice President

[Signature Page to Eighth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated February 28, 2009]

“AGENT”

BANK OF ARKANSAS, N.A.

By	\s\ Jeffrey R. Dunn
Jeffrey R. Dunn, President & CEO

[Signature Page to Eighth Amendment to Amended and Restated Agented Revolving
Credit Agreement dated February 28, 2009]